Exhibit 10.1
MANAGEMENT REIMBURSEMENT AGREEMENT
THIS MANAGEMENT REIMBURSEMENT AGREEMENT (this “Agreement”) is hereby entered into as of September 8, 2011, by and between 57th Street General Acquisition Corp., a Delaware corporation (“Parent”) and Crumbs Holdings LLC, a Delaware limited liability company (“Crumbs”). Capitalized terms not defined herein shall have the meanings assigned such terms in the Operating Agreement of Crumbs.
RECITALS
WHEREAS, Parent incurs certain expenses attributable to its status as a public company, which expenses benefit both Parent and Crumbs; and
WHEREAS, to compensate Parent for the incurrence of such expenses, the respective Boards of Crumbs and Parent have determined to enter into this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.
AGREEMENT
1. Management Services. Crumbs hereby engages Parent, and Parent hereby agrees to be so engaged, to incur all expenses attributable to Parent’s status as a public company (which public company status indirectly benefits Crumbs and its members), including without limitation the following: (i) overhead, legal, accounting and other professional fees and expenses, including cost of periodic reports to Parent’s security holders, any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings, involving Parent, (ii) salary, bonus, and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of Parent, (iii) any director compensation and/or fees or expenses payable to directors related to their attendance at each regular or special meeting of the board of directors of Parent, (iv) any costs or expenses related to obtaining directors and officers insurance or any other insurance reasonably required by Parent as determined by its board of directors, (v) fees and expenses related to any public offering or private placement of debt securities or equity securities, investment or acquisition (whether or not successful) authorized by the board of directors of Parent, (vi) franchise taxes and other fees and expenses in connection with the maintenance of existence of Parent (including, but not limited to, any costs or expenses associated with being a public company listed on a national securities exchange) (vii) any payment the proceeds of which are used to purchase or redeem equity securities of Parent; and (viii) any other liability, other than with respect to income tax obligations of Parent, that the Board of Managers acting in Good Faith reasonably believes is required to allow Parent to operate in the ordinary course or is otherwise required to prevent the insolvency of Parent.
2. Compensation. In consideration for the expenses incurred by the Parent pursuant to this Agreement, Crumbs shall pay to Parent a quarterly management fee, payable in arrears and calculated and paid as of the last business day of each fiscal quarter, equal to 100% of the costs incurred by Parent which are to be reimbursed pursuant to Section 1 hereof (the “Management Fee”).
3. Scope of Liabilities. No Indemnified Person (as defined in Section 4) will be liable to Crumbs or its affiliates for any suit, action, cost, claim, liability or loss (including attorneys’ and expert witness fees and expenses and all costs of investigation) occasioned by any act or omission of Parent in connection with the performance of its services hereunder provided, however, that no such limitation shall apply where liability of the Indemnified Person arises out of acts or omissions constituting gross negligence, willful misconduct or bad faith.

4. Indemnification. Crumbs agrees as follows:
(a) To the maximum extent permitted by applicable law, Parent and its respective affiliates (collectively, “Indemnified Persons”) who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or contemplated action, suit or proceeding, whether civil or criminal, administrative, arbitrative or investigative (each, a “Proceeding”) or any appeal in or from any Proceeding relating to that Indemnified Person’s performance or participation in the performance of duties under this Agreement or the rendering of advice or consultation with respect thereto, or that relate to Crumbs, its business or its affairs (including any sale, purchase or offering of interests), will be indemnified and held harmless by Crumbs from and against any and all losses, claims, damages, liabilities (joint and/or several), expenses (including attorneys’ and expert witness fees and expenses), judgments, fines, settlements and other amounts (collectively, “Losses”) that relate to such Proceeding, except to the extent that such Losses arise from acts or omissions that constitute gross negligence, willful misconduct or bad faith of its duties by the Indemnified Person. An individual or entity will be entitled to the indemnification prescribed in the preceding sentence whether or not that individual or entity continues or continued to be an Indemnified Person at the time any Proceeding commences or any Loss is suffered, paid or incurred in connection therewith.
(b) Separate and apart from its obligation to indemnify an Indemnified Person pursuant to Section 4(a), Crumbs agrees to pay all expenses each Indemnified Person incurs (or reimburse that Indemnified Person for such expenses) in defending or responding to a Proceeding (including expenses incurred in bringing and pursuing counterclaims and cross-claims and including expenses incidental to the investigation, prosecution or defense of any claims, assertion of rights or pursuit of remedies, including, without limitation, professional and other advisory and consulting expenses and travel expenses), as incurred, without any determination as to the Indemnified Person’s ultimate entitlement to indemnification, upon the Indemnified Person’s request, regardless of whether the Proceeding has been disposed of; provided, however, that the Indemnified Person agrees in writing to repay those expenses to the extent they were incurred defending or responding to claims or allegations for which it is specifically and finally found not to be entitled to indemnification under Section 4(a). Each party to this Agreement hereby agrees that, if the Funds fail or decline to pay the expenses of an Indemnified Person upon that Indemnified Person’s request as required in this Section 4(b), such Indemnified Person may immediately bring a claim to enforce the Funds’ obligations under this Section 4(b).
(c) To the extent (and only to the extent) enforcing Section 3 or the foregoing provisions of this Section 4 would constitute or require the waiver or limitation by Crumbs of rights that may not be waived, Section 3 and/or this Section 4 will be deemed modified so that those rights are preserved to the extent and only to the extent required by applicable law. Crumbs understand and agrees that the protections of Section 3 and this Section 4 for Indemnified Persons are to be provided to Indemnified Persons to the fullest extent permissible under applicable law, and no modification pursuant to the preceding sentence may reduce those protections, save as required by applicable law.
5. Independent Contractor. For all purposes of this Agreement, Parent will be deemed to be an independent contractor and not an employee of Crumbs. Nothing herein will be construed as making Crumbs a partner or co-venturer with Parent or any of its affiliates.

6. Term, Termination, Renewal and Survival.
(a) The term of this Agreement will commence on the date hereof and will continue until this Agreement is terminated. This Agreement may be terminated by either party upon ninety (90) days’ prior written notice.
(b) In the event of the termination of this Agreement, the provisions of Sections 3, 4, 5, and 9, as well as the provisions of this Section 6, shall survive.
7. Modification; Waiver. Except as otherwise expressly provided herein, this Agreement may not be amended, nor shall any provision of this Agreement be deemed to have been modified or waived, unless evidenced in writing and signed by the parties to be charged with such amendment, waiver or modification.
8. Entire Agreement; Binding Effect, Assignment. This Agreement is the entire agreement between the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements and understandings regarding the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and their rights and obligations hereunder shall not be assignable, transferable or delegable without the written consent of the other party hereto. Any attempted assignment, transfer or delegation hereof without such consent will be void ab initio.
9. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES.
10. Notices. Unless otherwise specifically provided herein, any notice, request or other communication herein required or permitted to be given under this Agreement shall be in writing and may be personally served or sent by facsimile or certified or registered mail and shall be deemed to have been given (i) when delivered in person, upon receipt thereof, (ii) in the case of facsimile, upon receipt thereof if transmitted and confirmed during regular business hours of a business day (or, if delivered after the close of regular business hours, at the beginning of business hours on the next business day), and (iii) in the case of certified or registered mail, as of the third (3rd) business day after depositing it in the certified or registered mail, with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth below, or such other address as shall be designated by a party hereto in a written notice delivered to the other party hereto in accordance with this Section 10:
If to Crumbs:

Crumbs Holdings LLC
110 West 40th Street
Suite 2100
New York, New York 10018
Attention: Chief Executive Officer
Facsimile: (212) 221-7107

If to Parent:

c/o Crumbs Holdings LLC
110 West 40th Street
Suite 2100
New York, New York 10018
Attention: Chief Executive Officer
Facsimile: (212) 221-7107

11. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any and all other provisions hereof.
12. Third-Party Beneficiaries. No party intends for this Agreement to benefit any third-party not expressly identified or described in this Agreement, but it is intended to benefit those third parties who are so identified or described as fully as if those third parties were parties to this Agreement. Without limiting the generality of the foregoing, the Indemnified Persons shall be entitled to the benefits of and to enforce the rights and protections provided by those sections as fully as if those persons were parties to this Agreement.
13. Counterparts. This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed in either case by the parties hereto will constitute a full and original Agreement for all purposes. Any executed counterpart delivered in facsimile shall be deemed to be an original for all purposes hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

57th STREET GENERAL ACQUISITION CORP.		CRUMBS HOLDINGS LLC

By:	/s/ Jason Bauer	By:	/s/ John D. Ireland
	Name: Jason Bauer		Name: John D. Ireland
	Title: CEO and President		Title: Chief Financial Officer